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                                                                  Exhibit (h.15)

                         AMENDMENT TO ING PARTNERS, INC.

                         SHAREHOLDER SERVICING AGREEMENT
                              ADVISER CLASS SHARES


      This Amendment is dated as of the 1st day of May, 2003 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

      WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001 (the "Agreement") and subsequently amended March 5, 2002;

      WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

      NOW THEREFORE, the parties hereby amend the Agreement in the following form:

      1. By replacing the existing Schedule A with the Schedule A attached hereto.

      2. All of the other provisions contained in the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                  ING PARTNERS, INC.


                                  By:      /s/  Laurie M. Tillinghast
                                           --------------------------
                                  Name:    Laurie M. Tillinghast
                                  Title:   President



                                  ING LIFE INSURANCE AND ANNUITY COMPANY


                                  By:      /s/  Laurie M. Tillinghast
                                           --------------------------
                                  Name:    Laurie M. Tillinghast
                                  Title:   Vice President

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                                                    SCHEDULE A


Adviser Class shares of the following ING Partners, Inc. portfolios: Annual Rate


        ING Alger Growth Portfolio                                     .25%
        ING Alger Aggressive Growth Portfolio                          .25%
        ING American Century Small Cap Value Portfolio                 .25%
        ING Baron Small Cap Growth Portfolio                           .25%
        ING DSI Enhanced Index Portfolio                               .25%
        ING Goldman Sachs(R)Capital Growth Portfolio                   .25%
        ING JPMorgan Fleming International Portfolio                   .25%
        ING JPMorgan Mid Cap Value Portfolio                           .25%
        ING MFS Capital Opportunities Portfolio                        .25%
        ING MFS Global Growth Portfolio                                .25%
        ING MFS Research Equity Portfolio                              .25%
        ING OpCap Balanced Value Portfolio                             .25%
        ING PIMCO Total Return Portfolio                               .25%
        ING Salomon Brothers Aggressive Growth Portfolio               .25%
        ING Salomon Brothers Investors Value Portfolio                 .25%
        ING Salomon Brothers Fundamental Value Portfolio               .25%
        ING T. Rowe Price Growth Equity Portfolio                      .25%
        ING UBS Tactical Asset Allocation Portfolio                    .25%
        ING Van Kampen Comstock Portfolio                              .25%
        ING Alger Capital Appreciation Portfolio                      [.25%]
        ING Goldman Sachs(R)Core Equity Portfolio                     [.25%]